Exhibit 23

INDEPENDENT AUDITORS' CONSENT


Timberline Software Corporation:

We consent to the incorporation by reference in Registration Statements Nos. 33-46716 and 33-69820 on Form S-8 and Registration Statement No. 33-78530 on Form S-3 of our report dated January 25, 1996 appearing in this Annual Report on Form 10-KSB of Timberline Software Corporation for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Portland, Oregon
March 26, 1996